EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC.
REPORTS SECOND QUARTER 2007 RESULTS

•	Net Sales of $42.1 million for Q2, up 56% over prior year
•	Earnings of $0.03 per share
•	Adjusted EBITDA of $3.8 million

CARSON, California, August 2, 2007 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), a leading online provider of aftermarket auto parts and accessories, today reported its financial results for the second quarter ended June 30, 2007.

Net sales for the second quarter ended June 30, 2007 were $42.1 million, an increase of 56% from $27.0 million in the prior year period.  Net income on a GAAP basis for the second quarter of 2007 was $0.8 million, or $0.03 per diluted share, compared to net income of $0.6 million, or $0.03 per diluted share for the prior year period.  Net income for the first quarter of 2007 was $0.2 million, or $0.01 per diluted share.   Diluted EPS for the quarters ended June 30, 2007, March 31, 2007 and June 30, 2006, includes amortization expense related to intangibles of $2.1 million or $0.07 per diluted share, $2.1 million or $0.08 per diluted share and $0.9 million or $0.05 per diluted share, respectively.

Adjusted EBITDA for the second quarter of 2007 was $3.8 million, representing 9% of net sales, which excludes share-based compensation expense related to option grants of $0.6 million, compared to Adjusted EBITDA of $3.1 million in the prior year period, which excludes share-based compensation expense of $0.2 million. Adjusted EBITDA for the first quarter of 2007 was $3.4 million which excludes share-based compensation expense of $0.4 million.  For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income, see Non-GAAP Financial Measures below.

“We are pleased with our second quarter results as we achieved solid sales growth year over year with a sequential improvement in profitability,” said Mehran Nia, Chief Executive Officer.  “We purposefully focused on higher-margin sales and were pleased to see sequential improvements in gross margin.  We are on track with a number of key initiatives designed to improve our business over time and will also create an even better experience for our customers.  During the second quarter, we opened our new distribution center in Tennessee and launched our web analytics platform.  We believe our team is executing well on all fronts.”

Michael McClane, Chief Financial Officer, added, “We are excited that we are performing at increasing levels of profitability while also investing in our company and our future.  In the second quarter, we focused our paid search efforts within our e-commerce channel in order to reduce our customer acquisition cost and began to optimize our pricing strategy, which contributed to our expansion in gross margin.  We have realized some early success in driving our key operating metrics and plan to continue to execute on our strategy to improve our return on invested capital.”

Q2 2007 Operating Metrics

•	Conversion rate - The conversion rate in the second quarter of 2007 remained constant at 1.2% compared to 1.1% during the corresponding period of 2006 and 1.2% in the first quarter of 2007.

•
Customer acquisition cost - The customer acquisition cost in the second quarter of 2007 was $6 per customer, compared to $12 during the corresponding period of 2006 and $9 in the first quarter of 2007.

•	Unique visitors - The number of monthly unique visitors in the second quarter of 2007 rose to 22 million, an increase of 57% compared to the second quarter of 2006.

•
Orders - The number of orders placed through our e-commerce websites rose to approximately 257,000 orders in the second quarter of 2007 from 160,000 in the corresponding period of 2006, representing an increase of approximately 61%.

•	Average order value - The average order value of purchases on our websites was $125 during the second quarter of 2007, up from $124 during the corresponding period of 2006.

Q2 2007 Financial Highlights

•	Cash and cash equivalents was $42.3 million at June 30, 2007.

•
Gross profit was $13.8 million or 33% of net sales for the second quarter of 2007 compared to $9.3 million or 34% of net sales for the second quarter of 2006.  The year-over-year decrease in gross margin was due in part to the inclusion in the second quarter 2006 results of the drop-ship business of Partsbin, which was acquired in May 2006. On a sequential basis, gross margin increased from 31% of net sales for the first quarter of 2007.  The sequential increase in gross margin was primarily the result of strategic pricing improvements implemented during the second quarter of 2007, partially offset by the seasonal product mix shift away from higher margin stock and ship products in the current quarter.

•
Marketing spend was $2.2 million or 5% of net sales for the second quarter of 2007 compared to $1.9 million or 7% of net sales for the prior year period and $3.4 million or 8% of net sales for the first quarter of 2007.  We believe the sequential decrease in marketing spend reflects the Company’s efforts to improve its return on marketing investment.

•
General and administrative expense was $3.7 million or 9% of net sales for the second quarter of 2007 compared to $2.3 million or 9% of net sales in the prior year period and $2.9 million or 7% of net sales for the first quarter of 2007. The sequential increase in general and administrative expense as a percentage of net sales was primarily due to recruiting and relocation expense of $0.2 million, legal expense of $0.4 million, and share-based compensation expense of $0.5 million.

•
Operating expense as a percentage of net sales was 31% in the second quarter of 2007 compared to 30% in the prior year period and 30% in the first quarter of 2007.  Operating expense for the quarters ended June 30, 2007, March 31, 2007 and June 30, 2006 includes amortization expense related to intangibles of $2.1 million, $2.1 million and $0.9  million, respectively.

•	Capital expenditures for the second quarter of 2007 totaled $2.1 million, including $1.0 million of internally developed software and website development costs.

Outlook for 2007

The Company is maintaining its guidance for the fiscal year ending December 31, 2007 as follows:

•	Net sales are expected to be in the range of $170 million to $185 million.

•	Operating expenses (including depreciation and amortization of software and intangibles) as a percentage of net sales is expected to be in the range of 30% to 33%.

•	Diluted net income per share is expected to be in the range of $0.05 to $0.17 assuming approximately 29.3 million shares outstanding.

-	This includes the estimated impact of share-based compensation expense of $0.09 per diluted share.

-	This includes the estimated impact of depreciation and amortization of software and intangibles of approximately $0.31 per diluted share.

•	Adjusted EBITDA is expected to be in the range of $14 million to $18 million.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) amortization of intangibles; (d) depreciation and amortization; and (e) share-based compensation expense related to stock option grants and other equity instruments.
The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company's operating performance because it assists in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(in thousands)
Net income	$773	$611	$1,008	$3,331
Interest (income) expense, net	(545)	317	(265)	357
Income tax provision	515	472	675	316
Amortization of intangibles	2,100	947	4,154	951
Depreciation and amortization	299	551	542	1,082
EBITDA	3,142	2,898	6,114	6,037
Share-based compensation	623	189	1,030	193
Adjusted EBITDA	$3,765	$3,087	$7,144	$6,230

Conference Call

The Company will conduct a conference call with analysts and investors to discuss the results today, Thursday, August 2, 2007, at 2:00 pm Pacific Time (5:00 pm Eastern Time).  The conference call will be conducted by Mehran Nia, Chief Executive Officer, Michael McClane, Chief Financial Officer, and Howard Tong, Chief Operating Officer, and will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived until August 16, 2007.  To view this press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at www.investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of aftermarket auto parts, including body parts, engine parts, performance parts and accessories.  Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years.  U.S. Auto Parts’ flagship websites are located at www.partstrain.com and www.autopartswarehouse.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. Words such as ''anticipates,'' ''expects,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' "estimates," "may,'' ''will'' and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results, financial condition, and potential growth. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the demand for the Company's products; the Company's ability to expand and price its product offerings and control costs and expenses; the mix of products sold by the Company; the competitive and volatile environment in the Company's industry; the ability to achieve broader market acceptance for Internet auto parts sales; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure; the transition of certain call center operations in-house and the Company's ability to expand and maintain such operations; the Company's ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; changes in general economic or market conditions; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act, and, maintain an adequate system of internal controls, any remediation costs and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. Auto Parts™, U.S. Auto Parts Network™, PartsTrain™, Partsbin™, Kool-Vue™ and Auto-Vend™ are our United States common law trademarks.  All other trademarks and trade names mentioned are the property of their respective owners.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,324	$2,381
Accounts receivable, net	2,779	2,789
Inventory, net	11,519	8,796
Deferred income taxes	934	934
Other current assets	1,912	1,149
Total current assets	59,468	16,049

Property and equipment, net	4,516	2,716
Intangible assets, net	30,493	33,362
Goodwill	14,201	14,179
Deferred income taxes	1,703	1,703
Other non-current assets	152	1,901
Total assets	$110,533	$69,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,045	$9,091
Accrued expenses	3,465	2,912
Line of credit	—	2,000
Notes payable	1,000	10,805
Capital leases payable, current portion	65	62
Other current liabilities	1,442	2,392
Total current liabilities	16,017	27,262
Notes payable, less current portion, net	—	21,922
Capital leases payable, less current portion	76	114
Total liabilities	16,093	49,298

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 and 11,100,000 shares authorized at June 30, 2007 and December 31, 2006, respectively; none and 11,055,425 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	—	11
Common stock, $0.001 par value; 100,000,000 and 50,000,000 shares authorized at June 30, 2007 and December 31, 2006, respectively; 29,832,927 and 15,199,672 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	30	15
Additional paid-in capital	141,692	68,906
Accumulated other comprehensive income	35	5
Accumulated deficit	(47,317)	(48,325)
Total stockholders’ equity	94,440	20,612
Total liabilities and stockholders’ equity	$110,533	$69,910

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$42,112	$26,966	$85,855	$44,971
Cost of sales	28,327	17,617	58,401	27,876
Gross profit	13,785	9,349	27,454	17,095

Operating expenses:
General and administrative	3,655	2,290	6,531	4,255
Marketing	4,921	3,179	10,821	5,155
Fulfillment	1,862	1,213	3,579	2,365
Technology	507	323	956	517
Amortization of intangibles	2,100	947	4,154	951
Total operating expenses	13,045	7,952	26,041	13,243

Income from operations	740	1,397	1,413	3,852

Other income (expense):
Loss from disposition of assets	—	—	—	(5)
Other income	3	3	5	157
Interest expense, net	545	(317)	265	(357)
Total other income (expense)	548	(314)	270	(205)
Income before income taxes	1,288	1,083	1,683	3,647
Income tax provision	515	472	675	316
Net income	$773	$611	$1,008	$3,331

Basic net income per share	$0.03	$0.04	$0.04	$0.24
Diluted net income per share	$0.03	$0.03	$0.04	$0.18
Shares used in computation of basic net income per share	29,832,927	14,120,952	26,679,905	13,663,020
Shares used in computation of diluted net income per share	29,853,346	20,772,428	28,142,830	18,099,520

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2007	2006
Operating activities
Net income	$1,008	$3,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	542	1,082
Amortization of intangibles	4,154	951
Non-cash interest expense	273	19
Loss from disposition of assets	—	5
Share-based compensation and other	1,030	292
Deferred income taxes	—	(982)
Changes in operating assets and liabilities:
Accounts receivable, net	10	(2)
Inventory, net	(2,723)	1,538
Other current assets	(763)	2
Other non-current assets	1,749	(139)
Accounts payable and accrued expenses	1,469	703
Other current liabilities	(950)	(620)
Net cash provided by operating activities	5,799	6,180

Investing activities
Additions to property, equipment and intangibles	(2,080)	(633)
Acquisition of assembled workforce	(1,286)	—
Acquisition of business, net of cash acquired	(22)	(24,453)
Net cash used in investing activities	(3,388)	(25,086)

Financing activities
Payments on line of credit	(2,000)	—
Proceeds from notes payable, net of discount	—	31,705
Payments on notes payable	(32,000)	(96)
Proceeds from initial public offering, net of offering costs	71,537	—
Proceeds on issuance of Series A convertible preferred stock, net of offering costs	—	42,246
Payments of short-term financing	(35)	(223)
Proceeds from sale of common stock	—	150
Stockholder distributions	—	(1,700)
Recapitalization distribution	—	(50,000)
Net cash provided by financing activities	37,502	22,082
Effect of changes in foreign currencies	30	8
Net increase in cash and cash equivalents	39,943	3,184
Cash and cash equivalents at beginning of period	2,381	1,353
Cash and cash equivalents at end of period	$42,324	$4,537

Investor Contacts:

Michael McClane, Chief Financial Officer
U.S. Auto Parts Network, Inc.
michael@usautoparts.com
(310) 735-0085

Anne Rakunas / Laura Foster
ICR, Inc.
(310) 954-1100
anne.rakunas@icrinc.com
laura.foster@icrinc.com

Media Contacts:
Stephanie Sampiere / Matt Lindberg
ICR, Inc.
(203) 682-8200
stephanie.sampiere@icrinc.com
matthew.lindberg@icrinc.com